                                               CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Initial Registration Statement on Form N-14 ("Registration
Statement") of the following:

   1.   Our report dated December 5, 2003, relating to the financial statements and financial highlights which appears in the
        October 31, 2003 Annual Report to Shareholders of The Lutheran Brotherhood Family of Funds, which is incorporated by reference in Post-Effective Amendment No. 75 to the registration statement on Form N-1A filed on December 22, 2003 which is incorporated by reference into the Registration Statement.

   2.   Our report dated June 6, 2003, relating to the financial statements and financial highlights which appears in the
        April 30, 2003 Annual Report to Shareholders of The AAL Mutual Funds, which was incorporated by reference in Post-Effective
        Amendment No. 47 to the registration statement on Form N-1A filed on June 27, 2003 which is incorporated by reference into the Registration Statement.

We also consent to the references to us under the heading "Financial Highlights" in Appendix B attached to the Registration
Statement.

/s/PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
March 11, 2004